Filed Pursuant to Rule 424(b)(3)
Registration Statement No. : 333-76135

PROSPECTUS SUPPLEMENT No. 2
(to Prospectus dated May 11, 2000)

ZAP.COM CORPORATION
20,000,000 SHARES
COMMON STOCK

____________________________

        This Prospectus Supplement No. 2, which consists of this cover page and Zap.Com Corporation’s attached Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, reflects an update of information contained in the Quarterly Report which was filed with the Securities and Exchange Commission on August 11, 2000. The Quarterly Report contains our unaudited condensed financial statements for the quarter ended June 30, 2000 and for cumulative period since our inception in April 2, 1998 to June 30, 2000 and a Management Discussion and Analysis of Financial Condition and Results of Operation for these periods. This Prospectus Supplement No. 2 should be read in conjunction with the prospectus dated May 11, 2000, and the Prospectus Supplement dated May 15, 2000 and this Prospectus Supplement No. 2 is qualified by reference to the Prospectus and the Prospectus Supplement except to the extent that the information contained in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus and Prospectus Supplement.

____________________________

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus Supplement No. 2 is truthful or complete. Any representation to the contrary is a criminal offense.

____________________________

        Zap.Com Corporation will use this Prospectus Supplement No. 2, together with its Prospectus dated May 11, 2000, and Prospectus Supplement in connection with offers and sales of shares under the ZapNetwork Unique User Stock Bonus Plan.

The date of this Prospectus Supplement No. 2 is August 11, 2000

{201064:}

PROSPECTUS SUPPLEMENT NO. 2

 20,000,000 SHARES

ZAP.COM CORPORATION

     COMMON STOCK

 DATED AUGUST 11, 2000